                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS



                                                           FOR THE SIX MONTHS ENDED JUNE 30,

                                                               1997               1996
                                                            ----------       ----------
       Primary:
             Weighted average shares outstanding              8,655,606         8,619,922
             Common stock equivalents                           485,427           651,002
                                                             ----------        ----------
                                                              9,141,033         9,270,924
                                                             ==========        ==========

       Fully Diluted:
             Weighted average shares outstanding              8,655,606         8,619,922
             Common stock equivalents                           519,625           651,002
                                                             ----------        ----------
                                                              9,175,231         9,270,924
                                                             ==========        ==========


       Income before extraordinary item and
             preferred dividend requirement                  $6,468,365        $5,885,893
       Preferred dividend requirement                                 -                 -
                                                             ----------        ----------
       Income applicable to common shareholders
             and before extraordinary item                   $6,468,365        $5,885,893
       Extraordinary item                                             -                 -
                                                             ----------        ----------
       Net income applicable to common
             shareholders                                    $6,468,365        $5,885,893
                                                             ==========        ==========


       Earnings per share:

       Primary -
             Net income before extraordinary item            $      .71            $  .64
             Extraordinary item                                       -                 -
             Net income                                             .71               .64

       Fully Diluted -
             Net income before extraordinary item                   .70               .64
             Extraordinary item                                       -                 -
             Net income                                             .70               .64

                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS



                                                                 FOR THE QUARTER ENDED JUNE 30,

                                                                 1997                    1996
                                                              ----------              ----------
       Primary:
            Weighted average shares outstanding                8,658,358               8,620,000
            Common stock equivalents                             494,172                 651,002
                                                              ----------              ----------
                                                               9,152,530               9,271,002
                                                              ==========              ==========

       Fully Diluted:
            Weighted average shares outstanding                8,658,358               8,620,000
            Common stock equivalents                             516,679                 651,002
                                                              ----------              ----------
                                                               9,175,037               9,271,002
                                                              ==========              ==========


       Income before extraordinary item and
            preferred dividend requirement                    $3,495,470              $3,114,038
       Preferred dividend requirement                                  -                       -
                                                              ----------              ----------
       Income applicable to common shareholders
            and before extraordinary item                     $3,495,470              $3,114,038
       Extraordinary item                                              -                       -
                                                              ----------              ----------
       Net income applicable to common
            shareholders                                      $3,495,470              $3,114,038
                                                              ==========              ==========


       Earnings per share:

       Primary -
            Net income before extraordinary item              $      .38              $      .34
            Extraordinary item                                         -                       -
            Net income                                               .38                     .34

       Fully Diluted -
            Net income before extraordinary item                     .38                     .34
            Extraordinary item                                         -                       -
            Net income                                               .38                     .34



In February 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share". Adoption of SFAS 128, effective for periods ending after December 15, 1997, is not expected to have a material effect on reported earnings.